                  FIRST AMENDMENT TO FIRST WARRANT AGREEMENT

     THIS FIRST AMENDMENT TO FIRST WARRANT AGREEMENT is made and entered into as of October 8, 1996, (this "Amendment") between COMMUNICATIONS CENTRAL INC., a Georgia corporation (the "Issuer"), and FIRST UNION NATIONAL BANK OF GEORGIA, having offices at 4570 Ashford Dunwoody Road, Atlanta, Georgia 30346 ("Lender").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of August 15, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between the Issuer and Lender, Lender made certain loans (the "Loans") to the Issuer upon the terms, and subject to the conditions, set forth in the Credit Agreement; and

     WHEREAS, in order to induce the Lender to structure and to provide the Loans, the Issuer executed and delivered to Lender 150,000 Warrants under the First Warrant Agreement dated as of August 15, 1996 (the "First Warrant Agreement") and 150,000 Warrants under the Second Warrant Agreement dated as of August 15, 1996 (the "Second Warrant Agreement"); and

     WHEREAS, the First Warrant Agreement and the Second Warrant Agreement were entered into by the Issuer and the Lender in connection with the Loans; and

     WHEREAS, the Issuer and the Lender wish to enter into a First Amendment to the Second Amended and Restated Credit Agreement to provide for the extension of the maturity date of the Tranche C Loan (as defined in the Credit Agreement); and

     WHEREAS, in connection with such amendment of the Credit Agreement, the Issuer and the Lender have agreed to amend the First Warrant Agreement, as further set forth herein, in order to provide for the issuance of certain additional Warrants and make certain other changes set forth herein; and

     WHEREAS, in connection with this Amendment, the Lender has agreed to deliver for cancellation by the Issuer the 150,000 Warrants which were issued under the Second Warrant Agreement;

     NOW, THEREFORE, in consideration of the premises, terms and conditions herein, and other good and valuable consideration, the parties hereto agree as follows:

     Section 1.  Definitions.  (a)  As used in this Amendment, unless
                 -----------
otherwise defined herein, terms defined in the First Warrant Agreement shall have the meaning set forth therein when used herein. In addition, as used in this Amendment, unless otherwise defined, terms defined in the Credit Agreement (as in effect on the date hereof, whether or not the Credit

Agreement is thereafter terminated or expires according to its terms) shall have such defined meanings when used herein.

     Section 2.  Amendment of Definition of "Warrants".  The term "Warrants", as
                 -------------------------------------
set forth in Section 1 of the First Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          "Warrants" shall mean the stock purchase warrants issued pursuant
           --------
     to this Warrant Agreement entitling the record holders thereof to purchase from the Issuer at the Warrant Office an aggregate of 225,000 shares of Common Stock or Convertible Preferred Stock (at the times, in the percentages and to the extent provided in Section 6 and subject in each case to adjustment as provided in Section 12) at the Exercise Price; individually, a "Warrant."

     Section 3.  Amendment of Definition of "Exempted Securities".  The term
                 ------------------------------------------------
"Exempted Securities", as set forth in Section 1 of the First Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

          "Exempted Securities" shall mean (A) Warrant Shares, (B) shares of the
           -------------------
     Issuer's capital stock issued as a stock dividend described in subsection 12(b), (C) options granted under the Issuer's 1991 Stock Option Plan, 1993 Stock Option Plan and Director Stock Option Plan to purchase up to an aggregate total of 1,325,000 shares of Common Stock of the Issuer and shares of Common Stock issuable upon exercise of such options, (D) up to 44,500 shares of the Issuer's capital stock issued upon exercise of warrants granted to employees of Perot Systems Field Services Corporation dated July 28, 1995, (E) securities which are by their terms convertible into or exchangeable for shares of capital stock of the Issuer or options to purchase or rights to subscribe for any such convertible or exchangeable securities, and any shares of capital stock of the Issuer issued upon conversion or exchange thereof, to the extent the proceeds of such securities are applied by the Issuer to repay, reduce or refinance the senior funded debt commitment of the Lender under the Credit Agreement and any securities issued to repay, reduce or refinance such securities, and
     (F) securities issued in an underwritten public offering registered with the Commission ("Public Securities"), including any securities issued upon conversion, exchange or exercise of such Public Securities. The limit in clauses (C) and (D) shall be proportionately adjusted for dividends and other distributions payable in and for subdivisions and combinations of shares of Common Stock.

     Section 4.  Issuance of Warrants.  The Issuer hereby agrees to issue and
                 --------------------
deliver to Lender or, at the option of Lender, an Affiliate thereof, as of October 8, 1996, the 75,000 additional Warrants to be issued pursuant to this Amendment (the "Additional Warrants") and one or more Warrant Certificates evidencing the Additional Warrants. No payment shall be required from Lender or its Affiliate in consideration of its receipt of the Additional Warrants.

     Section 5.  Representations and Warranties.  The Issuer hereby represents
                 ------------------------------
and
warrants to Lender, for the benefit of Lender and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Amendment and the Warrant Certificates, to issue the Additional Warrants and to perform its obligations under this Amendment and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified would not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole ("Material Adverse Effect").

     (b) The execution, delivery and performance by the Issuer of this Amendment and the Warrant Certificates, the issuance of the Additional Warrants and the issuance of the Warrant Shares upon the exercise of the Additional Warrants and the issuance of Common Stock upon conversion of the Convertible Preferred Stock have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, (i) any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or (ii) the Issuer's Articles of Incorporation or
(iii) any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound, except any such violation, breach or default or the creation of any such Lien, charge or encumbrance, the occurrence of which would not have a Material Adverse Effect.

     (c) This Amendment has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer. When the Additional Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Additional Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer and (ii) the Warrant Shares, when issued upon exercise of the Additional Warrants in accordance with the terms hereof, and the Common Stock, when issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the Issuer's Articles of Incorporation relating to the Convertible Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock and Convertible Preferred Stock, as applicable, with no personal liability attaching to the ownership thereof.

     (d) The Issuer has authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $0.01 per share, of which 6,054,556 shares are issued and outstanding and 2,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. Except as set forth on
SCHEDULE I to the First Warrant Agreement, there are no authorized options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Issuer may be or become obligated to issue, sell or transfer shares of its capital stock or other securities. To the Issuer's best knowledge, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Issuer or any Subsidiary.

     (e) Except as set forth on SCHEDULE I to the First Warrant Agreement, no holder of securities of the Issuer has any right to the registration of such securities under the Securities Act and any applicable state securities law.

     (f) The Issuer has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Issuer has furnished Lender with copies of its annual report on Form 10-K for the fiscal year ended June 30, 1995, quarterly reports on Form 10-Q for the periods ended September 30, 1995, December 31, 1995 and March 31, 1996, reports on Form 8-K, or amendments thereto, filed with the Commission on July 13, 1995, August 3, 1995, August 9, 1995, August 28, 1995, December 12, 1995 and March 13, 1996 and a Notification of Late Filing on Form 12b-25 filed with the Commission on September 27, 1996 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, when read cumulatively with all other such SEC reports issued prior to the date of issuance of any specific SEC Report, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Each of the Subsidiaries of the Issuer is listed on SCHEDULE II to the First Warrant Agreement. All outstanding shares of capital stock of such Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Issuer free and clear of all Liens, options or claims of any kind. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which Subsidiary of the Issuer may become obligated to issue, sell or transfer shares of its capital stock or other securities.


     Section 6.  Expenses.  The Issuer agrees to pay, immediately upon demand by
                 --------
the Lender, all costs, expenses, attorney's fees, and other charges and expenses actually and reasonably incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and any other instrument, document, agreement or amendment executed in connection with this Amendment.

     Section 7.  Limitation of Amendment.  Except as expressly set forth herein,
                 -----------------------
this Amendment shall not be deemed to waive, amend or modify any term or condition of the First Warrant Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as any consent to any matter prohibited by the terms and conditions thereof.

     Section 8.  Continued Validity.  A holder of Warrant Shares shall continue
                 ------------------
to be entitled with respect to such Warrant Shares to all rights and subject to all obligations to which it would have been entitled or subject as a Warrant Holder under Sections 14 through 24 of the First Warrant Agreement, as amended by this Amendment. The Issuer will, at the time of each exercise of any Warrant, in whole or in part, upon the request of the holder of the Warrant Shares issued upon such exercise thereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights, provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Issuer to afford to such holder all such rights.

     Section 9.  Counterparts.  This Amendment may be executed in one or more
                 ------------
separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 10. Georgia Law.  THIS AMENDMENT AND EACH WARRANT CERTIFICATE
                 -----------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     Section 11. Benefits of This Amendment.  Nothing in this Amendment shall
                 --------------------------
be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Amendment.

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.


                                     COMMUNICATIONS CENTRAL INC.


                                     By:________________________________________
                                              Title:____________________________


                                     Attest:____________________________________
                                              Title:____________________________



                                     FIRST UNION NATIONAL BANK OF GEORGIA


                                     By:________________________________________
                                              Title:____________________________


                                     Attest:____________________________________
                                              Title:____________________________